EXHIBIT 4.1

                                 FORM OF WARRANT

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                          CELL POWER TECHNOLOGIES, INC.

                          COMMON STOCK PURCHASE WARRANT

                  1. Issuance; Certain Definitions. In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by CELL POWER TECHNOLOGIES, INC., a Florida corporation (the "Company"), ____________________________ or registered assigns (the "Holder") is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on the Expiration Date (as defined below),_________________ Thousand __________ (____________) fully paid and nonassessable shares of the Company's Common Stock, no par per share (the "Common Stock"), at an initial exercise price per share (the "Exercise Price") of $1.25 per share, subject to further adjustment as set forth herein. This Warrant is being issued pursuant to the terms of that certain Subscription Agreement, dated as of _____, 2004 (the
"Agreement"), to which the Company and Holder (or Holder's predecessor in interest) are parties.

                  2. Exercise of Warrants.

                           2.1      General.

                           (a) This Warrant is  exercisable  in whole or in part
at any time and from time to time. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant Certificate) as provided in this paragraph. The date such Notice of Exercise is faxed to the Company shall be the "Exercise Date," provided that the Holder of this Warrant tenders this Warrant Certificate to the Company within five (5) business days thereafter. The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of shares then being purchased pursuant to such exercise. Upon surrender of this Warrant Certificate, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

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                           (b) The Exercise  Price per share of Common Stock for
the shares then being exercised shall be payable in cash or by certified or official bank check.

                           (c) The  Holder  shall be deemed to be the  holder of
the shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date.

                           2.2  Certain  Definitions.  As used  herein,  each of
the following terms has the meaning set forth below, unless the context otherwise requires:

                           (a) "Closing  Price"  means the closing  price during
regular trading hours of the Common Stock (in U.S. Dollars) on the Principal Trading Market, as reported by the Reporting Service.

                           (b)  "Expiration  Date" means the earlier of _______,
2009 or the Early Expiration Date (as defined below).

                           (c)  "Principal  Trading  Market"  means the Over the
Counter Bulletin Board Market.

                           (d) "Reporting Service" means Bloomberg LP or if that
service is not then  reporting  the relevant  information  regarding  the Common
Stock, a comparable reporting service of national reputation selected by the Holder and reasonably acceptable to the Company.

                           (e) "Target Price" means $2.75 per share,  subject to
further adjustment in the same manner as adjustments to the Exercise Price are made herein.

                           (f)  "Trading  Day"  means any day  during  which the
Principal Trading Market shall be open for business.

                           2.3   Early  Expiration Date. So long as an effective
registration statement exists with respect to the resale of the shares issuable on exercise of this Warrant, if the Closing Price for the Common Stock is more than the Target Price for each of ten (10) consecutive Trading Days (the tenth of such consecutive Trading Days, the "Target Trading Day"), then the Company will have the right to give the Holder a written notice (an "Early Expiration Date Notice") within ten (10) Trading Days after the Target Trading Day. The Early Expiration Date Notice shall state that the Expiration Date shall be a date specified in such notice (the "Early Expiration Date"), which date shall not be earlier than thirty (30) days after the Target Trading Day.

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                  3.  Reservation  of Shares.  The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

                  4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

                  5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

                  6. Protection Against Dilution and Other Adjustments.

                           6.1   Adjustment  Mechanism.  If an adjustment of the
Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of shares of Common Stock as will cause (i) (x) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant following such adjustment , multiplied by (y) the adjusted Exercise Price per share, to equal the result of (ii) (x) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment, multiplied by (y) the total Exercise Price before adjustment.(1)

                           6.2   Capital Adjustments. In case of any stock split
or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation (where the Company is not the surviving entity), the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

----------
(1) Example: Assume 100,000 shares remain under Warrant at original stated Exercise Price of $1.50. Total exercise price (clause (y) in text) is (i) 100,000 x (ii) $1.50, or $150,000. Company effects 2:1 stock split. Exercise Price is adjusted $0.75. Number of shares covered by Warrant is adjusted to 200,000, because (applying clause (x) in text) (i) 200,000 x
      (ii) $0.75 = $150,000.

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                  7. Transfer to Comply with the  Securities  Act;  Registration
Rights.

                           7.1  Transfer.  This Warrant has not been  registered
under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

                           7.2 Registration Rights. (a) Reference is made to the
Registration Rights Agreement entered into by the Company and the Holder as of _________, 2004. The Company's obligations under the Registration Rights Agreement and the other terms and conditions thereof with respect to the Warrant Shares, including, but not necessarily limited to, the Company's commitment to file a registration statement including the Warrant Shares, to have the registration of the Warrant Shares completed and effective, and to maintain such registration, are incorporated herein by reference.

                           (b) In addition to the  registration  rights referred
to in the preceding provisions of Section 7.2(a), effective after the expiration of the effectiveness of the Registration Statement as contemplated by the Registration Rights Agreement, the Holder shall have piggy-back registration rights with respect to the Warrant Shares then held by the Holder or then subject to issuance upon exercise of this Warrant (collectively, the "Remaining Warrant Shares"), subject to the conditions set forth below. If, at any time after the Registration Statement has ceased to be effective, the Company participates (whether voluntarily or by reason of an obligation to a third party) in the registration of any shares of the Company's stock (other than a registration on Form S-8 or on Form S-4), the Company shall give written notice thereof to the Holder and the Holder shall have the right, exercisable within ten (10) business days after receipt of such notice, to demand inclusion of all or a portion of the Holder's Remaining Warrant Shares in such registration statement. If the Holder exercises such election, the Remaining Warrant Shares so designated shall be included in the registration statement at no cost or expense to the Holder (other than any costs or commissions which would be borne by the Holder under the terms of the Registration Rights Agreement). The Holder's rights under this Section 7 shall expire at such time as the Holder can sell all of the Remaining Warrant Shares under Rule 144 without volume or other restrictions or limit.

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                  8.  Notices.  Any notice or other  communication  required  or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, return receipt requested, postage pre-paid. Any such notice shall be deemed given when so delivered personally, or sent by confirmed and acknowledged facsimile transmission, or, if so mailed, two days after the date of deposit in the United States mails, as follows:

                           (i)      if to the Company, to:

                                    CELL POWER TECHNOLOGIES, INC.
                                    1428 36TH Street
                                    Brooklyn, New York 11218
                                    Attn: President
                                    Telephone No.: (718) 436-7931
                                    Telecopier No.: (718)

                           with a copy to:

                                    Aboudi & Brounstein
                                    Attn: David Aboudi, Esq.
                                    Rechov Gavish 3, POB 2432
                                    Kfar Saba Industrial Zone 44641 Israel
                                    Telephone No.: (011-972-9) 764-4833
                                    Telecopier No.: (011-972-9) 764-4834

                           (ii)     if to the Holder, to:

                                    Attn:
                                    Telephone No.:  (   )    -
                                    Telecopier No.: (   )    -

                                    with a copy to:


Any party may, by notice given in accordance with this Section to the other parties, designate another address or person for receipt of notices hereunder.

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                  9. Supplements and Amendments;  Whole Agreement.  This Warrant
may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

                  10. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass New York County or the state courts of the State of New York sitting in New York County in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

                  11. JURY TRIAL WAIVER. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with this Warrant.

                  12. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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                  13. Descriptive Headings.  Descriptive headings of the several
Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the day of _______________, 2004.


                                                 CELL POWER TECHNOLOGIES, INC.

                                                 By: /s/ Jacob Herskovits

                                                 Jacob Herskovits
                                                 (Print Name)

                                                 President
                                                 (Title)